                                  Exhibit 10.1



                                J2 COMMUNICATIONS



                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       AND
                        WARRANTS TO PURCHASE COMMON STOCK



                               FIRST AMENDMENT TO
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT



                                  MAY 17, 2002

                               FIRST AMENDMENT TO
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT




        THIS FIRST AMENDMENT TO PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "AMENDMENT"), dated as of May 17, 2002, is entered into by and among J2 COMMUNICATIONS, a California corporation (the "COMPANY"), National Lampoon Acquisition Group, LLC, a California limited liability company ("NLAG"), and those parties set forth on the Schedule of Purchasers attached hereto (collectively, the "PURCHASERS"). The Company, NLAG and the Purchasers (individually, a "PARTY" and, collectively, the "PARTIES") agree as follows:

        Section 1. EXISTING PURCHASE AGREEMENT. All of the Parties except Ronald Holzer ("HOLZER") and DC Investments, LLC, an Indiana limited liability company ("DCI") have previously entered into a Preferred Stock and Warrant Purchase Agreement dated April 25, 2002 (the "Purchase Agreement"). This Amendment is made by the Parties for the purposes of (a) joining each of Holzer and DCI as a party to the Purchase Agreement as a "Purchaser" thereunder (as the term "Purchaser" is defined in the Purchase Agreement), (b) making certain amendments to the Purchase Agreement and the exhibits and schedules thereto necessitated by such joinder, (c) amending the exhibits to the Purchase Agreement to include this Amendment in all references in such exhibits to the Purchase Agreement, and
(d) amending the Purchase Agreement to accommodate certain unanticipated circumstances relating to the payment of fees and issuance of warrants to certain professional advisors engaged by Daniel S. Laikin. Terms used in this Amendment as capitalized defined terns that are not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

        Section 2. DESIGNATION OF HOLZER AS ADDITIONAL PURCHASER. Paul Skjodt, one of the Purchasers under the Purchase Agreement ("SKJODT"), hereby designates Holzer to be the Purchaser of 2,500 Units that Skjodt had agreed to purchase pursuant to the Purchase Agreement.

        Section 3. HOLZER AGREEMENT TO PURCHASE UNITS. Holzer hereby agrees to purchase 2,500 of the Units that Skjodt had agreed to purchase pursuant to the Purchase Agreement, which purchase obligation of Holzer is subject to and upon the terms and conditions of the Purchase Agreement.

        Section 4. AGREEMENT FOR LAIKIN TO PURCHASE UNITS. Skjodt hereby designates Daniel S. Laikin ("LAIKIN") to be the Purchaser of 2,000 Units that Skjodt had agreed to purchase pursuant to the Purchase Agreement. Laikin hereby agrees to purchase 2,000 of the Units that Skjodt had agreed to purchase pursuant to the Purchase Agreement, which purchase obligation of Laikin is subject to and upon the terms and conditions of the Purchase Agreement.

        Section 5. REDUCTION OF SKJODT UNITS. As a result of Holzer's and Laikin's agreement to purchase 4,500 Units in accordance with this Amendment, the number of Units that Skjodt is obligated to purchase pursuant to the Purchase Agreement is reduced from 7,500 to 3,000 Units.

        Section 6. HOLZER JOINDER IN PURCHASE AGREEMENT. Holzer hereby joins in and agrees to be bound by, and the parties thereto all consent to such joinder of Holzer in, the Purchase Agreement. Holzer is a Purchaser under the Purchase Agreement, and hereby makes the representations and warranties made by the Purchasers in Article 4 of the Purchase Agreement.

        Section 7. DESIGNATION OF DCI AS ADDITIONAL PURCHASER. Timothy S. Durham, one of the Purchasers under the Purchase Agreement ("DURHAM"), hereby designates DCI to be the Purchaser of 5,000 Units that Durham had agreed to purchase pursuant to the Purchase Agreement.

        Section 8. DCI AGREEMENT TO PURCHASE UNITS. DCI hereby agrees to purchase 5,000 of the Units that Durham had agreed to purchase pursuant to the Purchase Agreement, which purchase obligation of DCI is subject to and upon the terms and conditions of the Purchase Agreement.

        Section 9. REDUCTION OF DURHAM UNITS. As a result of DCI's agreement to purchase 5,000 Units in accordance with this Amendment, the number of Units that Durham is obligated to purchase pursuant to the Purchase Agreement is reduced from 9,880 to 4,880 Units.

        Section 10. DCI JOINDER IN PURCHASE AGREEMENT. DCI hereby joins in and agrees to be bound by, and the parties thereto all consent to such joinder of DCI in, the Purchase Agreement. DCI is a Purchaser under the Purchase Agreement, and hereby makes the representations and warranties made by the Purchasers in
Article 4 of the Purchase Agreement.

        Section 11. AMENDMENT OF SECTION 5.1.11. Section 5.1.11 of the Purchase Agreement is hereby revised and amended by adding Holzer and DCI as parties-to-be to the Voting Agreement.

        Section 12. AMENDMENT OF SECTION 10.12. Section 10.12 of the Purchase Agreement is hereby amended by deleting such Section in its entirety and substituting the following:

        Section 10.12. Expenses. The Company shall pay all legal, accounting, advisory and other fees, and other out-of-pocket expenses incurred by the Company, Jimirro, NLAG and the Purchasers in connection with the transactions contemplated by this Agreement (including, without limitation, the documents attached as exhibits hereto), including, without limitation, the proxy solicitation commenced by Daniel S. Laikin on or about August 11, 2000, the March Letter Agreement, and all other matters regarding the Company prior to the Closing and related litigation excluding any amounts payable to Greenberg Traurig, LLP. Laikin and

        NLAG agree and acknowledge that any fees required to be paid to Greenberg Traurig, LLP or any of its affiliates will be the sole responsibility and obligation of Laikin and/or NLAG, as appropriate, and not of the Company. Laikin and NLAG agree and acknowledge that any fees required to be paid to GTH Capital, Inc. or any of its affiliates in excess of the amount set forth on Schedule 10.12 will be the sole responsibility and obligation of Laikin and/or NLAG, as appropriate, and not of the Company. Jimirro shall be a third-party beneficiary of this
        Section 10.12. Without limiting the foregoing, the parties agree and acknowledge that, other than advisors who have been paid as part of the Purchaser Expenses, the advisors listed on Schedule 10.12 are all of the advisors whose fees the Company is obligated to pay pursuant to this
        Section 10.12 and that each of the advisors listed on Schedule 10.12, except GTH Capital, Inc. ("GTH") and Batchelder & Partners, Inc. shall have had their respective fees paid by the Company on or prior to the Closing, including, if not paid previously, by wire transfer of immediately available funds in an amount equal to such advisor's respective "Closing Cash" amount set forth on Schedule 10.12 and the issuance of the Company's unsecured one-year promissory notes in the form of Exhibit P attached hereto in an amount equal to such advisor's respective "Closing Note" amount set forth on Schedule 10.12, all in connection with and as part of the Closing.

        The Purchasers and the Company have approved the amounts listed on
        Schedule 10.12 and the amounts of Purchaser Expenses listed on the Schedule of Purchasers attached hereto and no further approval of such amounts shall be necessary. The amounts listed on Schedule 10.12 may be increased prior to Closing subject to approval by the Company and the Purchasers, each acting in good faith with respect thereto. The amounts shown on Schedule 10.12 as payable to GTH is not a definitive amount owed to GTH (the amount of such obligation being not yet liquidated) but is reflected on Schedule 10.12 only to indicate the maximum obligation of the Company under Section 10.12 relating to the payment of GTH fees. Accordingly, no admission is intended or made thereby as to the amounts owed by Laikin to GTH.



        Section 13. SUBSTITUTION AND ADDITION OF EXHIBITS.

        (a) The exhibit attached to the Purchase Agreement as Exhibit G, Voting Agreement, is deleted hereby and substituted in its place is the form of such Exhibit G attached to this Amendment. Exhibit G was revised to include Holzer and DCI as parties to the Voting Agreement and for the purposes stated in
Section 15(c).

        (b) The Exhibit attached to the Purchase Agreement as Exhibit F, Release Agreement, is deleted hereby and substituted in its place is the form of such Exhibit F attached to this Amendment.

        (c) All of the exhibits to the Purchase Agreement not referred to in Sections 13(a) and 13(b) of this Amendment are also deleted hereby and the like-lettered and named documents attached as exhibits to this Amendment are hereby substituted for those deleted exhibits. The only revisions made to those remaining exhibits were made to include this Amendment as part of the Purchase Agreement in the references to the Purchase Agreement contained in the exhibits.

        Section 14. REVISED SCHEDULE OF PURCHASERS. The Schedule of Purchasers attached to the Purchase Agreement is hereby revised and amended in its entirety by replacing it with the Schedule of Purchasers attached to this Amendment.

        Section 15. REVISED SCHEDULE 4.9. SCHEDULE 4.9 to the Purchase Agreement is hereby revised and amended in its entirety by replacing it with the Schedule
4.9 attached to this Amendment.

        Section 16. REVISED SCHEDULE 10.12. Schedule 10.12 to the Purchase Agreement is hereby revised and amended in its entirety by replacing it with the
Schedule 10.12 attached to this Amendment.

        Section 17. WARRANTS. In the event Greenberg Traurig, LLP or GTH Capital, Inc. fails to execute the Greenberg Warrant Agreement or the GTH Warrant Agreement, as applicable, on or before the Closing, the Parties hereby
(i) waive their respective conditions precedent to Closing in Sections 5.1.14, 5.1.15, 5.2.11 and 5.2.12 of the Purchase Agreement, (ii) mutually agree to remove Greenberg Traurig, LLP or GTH Capital, Inc., as the case may be, as parties to the NLAG Registration Rights Agreement, and (iii) mutually agree to consummate the transactions contemplated by the Purchase Agreement, as amended hereby, notwithstanding the failure of those conditions precedent. Upon the written request of Laikin or NLAG, the Company shall (i) execute and deliver the Greenberg Warrant Agreement and the GTH Warrant Agreement (and issue a portion of the GTH Warrant Agreement to Castilla Investments, LLC (if it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) if GTH Capital, Inc. shall direct), (ii) issue the related Warrant Certificates, and (iii) revise the NLAG Registration Rights Agreement to add Greenberg Traurig, LLP and GTH Capital, Inc. (and Castilla Investments, LLC, if applicable) as parties to the NLAG Registration Rights Agreement (and the Purchasers hereby agree to such revision) or to grant substantially similar registration rights to Greenberg Traurig, LLP and GTH Capital, Inc. (and Castilla Investments, LLC, if applicable). Neither Greenberg nor GTH is intended to be a third party beneficiary under, nor shall they have any right to enforce the provisions of, this Purchase Agreement with respect to the Company's agreements in connection with the contemplated issuance by the Company of warrants under the Greenberg Warrant Agreement or the GTH Warrant Agreement.

        Section 18. WAIVER OF ACKNOWLEDGEMENTS. In connection with the Closing, the Company hereby waives the condition of the delivery of the acknowledgments by Brown Raysman Millstein Felder & Steiner, and GTH Capital, Inc. provided for in Section

5.2.19 of the Purchase Agreement, it being understood and agreed that any fees of each such party in excess of the amount provided for such party on Schedule
10.12 of the Purchase Agreement (without increase pursuant to Section 10.12 of the Purchase Agreement) shall be for the account of Laikin or NLAG as appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.



                                     J2 COMMUNICATIONS


                                     By:
                                        --------------------------------------
                                        James P. Jimirro, President

                                     NATIONAL LAMPOON ACQUISITION GROUP, LLC

                                     By:
                                        --------------------------------------
                                        Daniel S. Laikin, Managing Member



                                     "PURCHASERS"


                                     -----------------------------------------
                                     Daniel S. Laikin


                                     -----------------------------------------
                                     Paul Skjodt


                                     -----------------------------------------
                                     Timothy S. Durham


                                     -----------------------------------------
                                     Ronald Holzer

                                     DC INVESTMENTS, LLC



                                     By:
                                        --------------------------------------
                                         Timothy S. Durham, Managing Member

                            SCHEDULE OF PURCHASERS


NAME                       ADDRESS                         # OF UNITS   AGGREGATE PRICE
----                       -------                         ----------   ---------------
Daniel S. Laikin           9920 Towne Road                   19,864       $1,986,400(1)
                           Carmel IN 146032

Paul Skjodt                9910 Towne Road                    3,000         $300,000
                           Carmel IN 46032

Timothy S. Durham          111 Monument Circle, Suite 3680    4,880         $488,000(2)
                           Indianapolis IN 46204

Ronald Holzer              600 Central Avenue, Suite 240      2,500         $250,000
                           Highland Park IL 60035

DC Investments, LLC,       111 Monument Circle, Suite 3680    5,000         $500,000
an Indiana limited         Indianapolis IN 46204
liability company

TOTAL                                                        35,244        3,524,400



PURCHASER EXPENSES:

Daniel S. Laikin               $386,400

Timothy S. Durham               188 000
                               --------
                         TOTAL                        $574,400





--------------------
(1) $400,000 of such price has previously been paid to the Company as fees paid for extensions of the Letter Agreement, dated March 5, 2001, among the Company and certain of the Purchasers. $386,400 of such price has been paid as Purchaser Expenses paid by Mr. Laikin.

(2) $50,000 of such price has previously been paid to the Company as fees paid for extensions of the Letter Agreement, dated March 5, 2001, among the Company and certain of the Purchasers. $188,000 of such price has been paid as Purchaser Expenses paid by Mr. Durham.

                                  SCHEDULE 4.9


REPORTING PERSON                            NO. OF SHARES BENEFICIALLY OWNED
Daniel S. Laikin                                           167,250

Paul Skjodt                                                141,050

Samerian, LLP                                               20,000

Timothy S. Durham                                           73,200

Diamond Investments, LLC                                    92,399

DW Leasing Company, LLC                                     17,350

Christopher R. Williams                                    129,900

Helen C. Williams                                           60,200

Judy B. Laikin                                              26,000

Ronald Holzer                                               40,100

                                   SCHEDULE 10.12

                     Advisor                        Closing Cash        Closing Note
                     -------                        ------------        ------------
Latham & Watkins                                      $400,000            $225,000

Gibson, Dunn & Crutcher LLP                           $300,000               -0-

Kelly Lytton & Vann LLP                                $50,000             $25,000

Leagre Chandler & Millard LLP                         $150,000            $165,000

Brown Raysman Millstein Felder & Steiner LLP           $30,000(1)            -0-

GTH Capital, Inc.                                      $25,000(1)            -0-

Batchelder & Partners, Inc.(2)                            -0-                -0-

Foley & Lardner                                         $5,000(1)            -0-





--------------------
(1) If such fees are required to be paid in cash at the Closing, NLAG and/or its designees will purchase Option Units having a value equivalent to the footnoted fees being paid.

(2) Batchelder & Partners, Inc. shall receive a fee not to exceed three percent (3%) of the purchase price for the securities sold hereunder.